Exhibit 10.1

COMMON UNIT

PURCHASE AGREEMENT

DATED NOVEMBER 5, 2013

BY AND AMONG

NGL ENERGY PARTNERS LP

AND

THE PURCHASERS NAMED ON SCHEDULE A HERETO

i

Schedules and Exhibits:

Schedule A	—	List of Purchasers and Commitment Amounts
Schedule 8.05	—	Notice and Contact Information
Exhibit A	—	Form of Registration Rights Agreement
Exhibit B	—	Form of General Partner Officer’s Certificate
Exhibit C	—	Form of Purchaser’s Officer’s Certificate
Exhibit D	—	Form of Andrews Kurth LLP Legal Opinion
Exhibit E	—	Form of Instruction and Representation Letter

ii

COMMON UNIT PURCHASE AGREEMENT

COMMON UNIT PURCHASE AGREEMENT dated November 5, 2013 (this “Agreement”), by and among NGL Energy Partners LP, a Delaware limited partnership (the “Partnership”), and each of the Purchasers listed in Schedule A attached hereto (each referred to herein as a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Partnership desires to issue and sell to the Purchasers, and each Purchaser desires to purchase from the Partnership, certain common units representing limited partnership interests in the Partnership (“Common Units”) in accordance with the provisions of this Agreement; and

WHEREAS, the Partnership and the Purchasers will enter into a registration rights agreement (the “Registration Rights Agreement”), substantially in the form attached hereto as Exhibit A, pursuant to which the Partnership will provide the Purchasers with certain registration rights with respect to the Common Units to be issued and sold to the Purchasers pursuant to this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partnership and each of the Purchasers, severally and not jointly, hereby agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.01                                      Definitions.  As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“8-K Filing” has the meaning given to such term in Section 5.03.

“Acquisition” means the acquisition by the Partnership from Gavilon Energy Intermediate, LLC, a Delaware limited liability company, of all of the equity interests of Gavilon, LLC, a Delaware limited liability company, pursuant to the Acquisition Agreement.

“Acquisition Agreement” means the Equity Interest Purchase Agreement dated as of November 5, 2013 by and among the Partnership, High Sierra Energy, LP, a Delaware limited partnership, Gavilon, LLC, a Delaware limited liability company, and Gavilon Energy Intermediate, LLC, a Delaware limited liability company.

“Action” against a Person means any lawsuit, action, proceeding, investigation or complaint before any Governmental Authority, mediator or arbitrator.

“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Purchase Price” means, with respect to each Purchaser, the dollar amount set forth opposite such Purchaser’s name under the heading “Purchase Price” on Schedule A hereto, as adjusted in accordance with Section 8.11, if applicable; provided, that in no event will the Aggregate Purchase Price applicable to such Purchaser be increased without the prior written consent of such Purchaser.

“Agreement” has the meaning given to such term in the introductory paragraph hereof.

“Anticipated Closing Date” has the meaning given to such term in Section 2.02.

“Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banks located in New York, New York are authorized or obligated to close.

“Closing” means the consummation of the purchase and sale of the Purchased Units hereunder.

“Closing Date” has the meaning given to such term in Section 2.02.

“Common Units” has the meaning given to such term in the recitals to this Agreement.

“Credit Agreement” shall mean the Credit Agreement, dated as of June 19, 2012, by and among the Operating Company, the other subsidiary borrowers party thereto, the Partnership, as guarantor, Deutsche Bank Securities, as administrative agent, and the other financial institutions party thereto, as amended to date.

“Delaware LLC Act” means the Delaware Limited Liability Company Act.

“Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

“Funding Notice” has the meaning given to such term in Section 2.02.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“General Partner” means NGL Energy Holdings LLC, a Delaware limited liability company and the general partner of the Partnership.

“Governmental Authority” shall include the country, state, county, city and political subdivisions in which any Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authorities that exercise valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, any of the Partnership Entities or their Properties.

“Incentive Distribution Rights” has the meaning given to such term in the Partnership Agreement.

“Indemnified Party” has the meaning given to such term in Section 7.03.

“Indemnifying Party” has the meaning given to such term in Section 7.03.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

“LTIP” means the NGL Energy Partners LP 2011 Long-Term Incentive Plan.

“NYSE” means The New York Stock Exchange.

“Operating Company” means NGL Energy Operating LLC.

“Outstanding” has the meaning given to such term in the Partnership Agreement.

“Partnership” has the meaning given to such term in the introductory paragraph.

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of May 10, 2011, as amended to date and as it may be further amended from time to time.

“Partnership Bank Account” means the bank account designated as such by Partnership pursuant to the Funding Notice.

“Partnership Entities” means the Partnership and its Subsidiaries.

“Partnership Material Adverse Effect” means any material and adverse effect on (i) on the legality, validity or enforceability of any Transaction Document, (ii) the financial condition, business, assets or results of operations of the Partnership Entities, considered as a single enterprise or (iii) the ability of the Partnership perform its obligations under the Transaction Agreements in full on a timely basis. Notwithstanding the foregoing, a “Partnership Material Adverse Effect” shall not include any effect resulting or arising from: (a) any change in general economic conditions in the industries or markets in which any of the Partnership Entities operate that do not have a disproportionate effect on the Partnership Entities, considered as a single enterprise; (b) any engagement in hostilities pursuant to a declaration of war, or the occurrence of any military or terrorist attack; (c) changes in GAAP or other accounting principles, except to the extent such change has a disproportionate effect on the Partnership Entities, considered as a single enterprise; or (d) the consummation of the transactions contemplated hereby.

“Partnership Related Parties” has the meaning given to such term in Section 7.02.

“Party” or “Parties” means the Partnership and the Purchasers party to this Agreement, individually or collectively, as the case may be.

“Per Unit Capital Amount” has the meaning given to such term in the Partnership Agreement.

“Per Unit Price” means $29.59, as adjusted in accordance with Section 8.11, if applicable.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchased Units” means, with respect to each Purchaser, the number of Common Units equal to the quotient determined by dividing (i) the Aggregate Purchase Price set forth opposite such Purchaser’s name under the heading “Purchase Price” on Schedule A hereto by (ii) the Per Unit Price.

“Purchaser” and “Purchasers” have the meaning given to such term in the introductory paragraph of this Agreement.

“Purchaser Material Adverse Effect” means any material and adverse effect on the ability of a Purchaser to perform its obligations under the Transaction Agreements on a timely basis.

“Purchaser Related Parties” has the meaning given to such term in Section 7.01.

“Purchasers” has the meaning given to such term in the introductory paragraph of this Agreement.

“Registration Rights Agreement” has the meaning given to such term in the recitals to this Agreement.

“Representatives” of any Person means the Affiliates, control persons, officers, directors, employees, agents, counsel, investment bankers and other representatives of such Person.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” has the meaning given to such term in Section 3.04.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

“Subordinated Units” has the meaning given to such term in the Partnership Agreement.

“Subsidiary” means, as to any Person, any corporation or other entity of which at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation or other entity is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries.

“Transaction Agreements” means, collectively, this Agreement, the Registration Rights Agreement and any amendments, supplements, continuations or modifications thereto.

“Unitholders” has the meaning given to such term in the Partnership Agreement.

“Unrealized Gain” has the meaning given to such term in the Partnership Agreement.

SECTION 1.02                                      Accounting Procedures and Interpretation.  Unless otherwise specified in this Agreement, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters under this Agreement shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Purchasers under this Agreement shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the SEC) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.

ARTICLE II
SALE AND PURCHASE

SECTION 2.01                                      Sale and Purchase.  Subject to the terms and conditions hereof, the Partnership will issue and sell to each Purchaser on the Closing Date, and each Purchaser hereby agrees, severally and not jointly, to purchase from the Partnership on the Closing Date, such Purchaser’s respective Purchased Units as set forth on Schedule A hereto.

SECTION 2.02                                      Funding Notice.  On or prior to the fifth Business Day prior to the date on which the Partnership reasonably anticipates the Closing to occur (the “Anticipated Closing Date”), the Partnership shall deliver a written notice (the “Funding Notice”) to each of the Purchasers (a) specifying the Anticipated Closing Date, (b) directing such Purchaser to pay the Aggregate Purchase Price for its Purchased Units by wire transfer(s) of immediately available funds to the Partnership Bank Account, prior to 10:00 a.m. Central Time on the Anticipated Closing Date and (c) specifying wiring instructions for wiring funds into the Partnership Bank Account.

SECTION 2.03                                      Closing.  Subject to the terms and conditions hereof, the Closing shall take place at the offices of Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002 or such other location as mutually agreed to by the parties, and upon the later to occur of (i) the first Business Day on which the satisfaction or waiver of the conditions set forth in Sections

6.01(a), 6.01(b) and 6.01(c) has occurred (other than those conditions that are by their terms to be satisfied at the Closing) or (ii) the closing of the Acquisition; provided, that if such later event is the closing of the Acquisition, then the Closing shall occur concurrently therewith (the date of such Closing, the “Closing Date”).

SECTION 2.04                                      Independent Nature of Purchasers’ Obligations and Rights.  The respective representation, warranties and obligations of each Purchaser under the Transaction Agreements are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the representation and warranties or the performance of the obligations of any other Purchaser under any Transaction Agreement. The failure or waiver of performance under any Transaction Agreement by any Purchaser, or on its behalf, does not excuse performance by any other Purchaser. Nothing contained in any Transaction Agreement, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Agreements. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the Registration Rights Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The failure or waiver of performance by any Purchaser does not excuse performance by any other Purchaser.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

The Partnership represents and warrants to the Purchasers that the representations and warranties set forth in this Article III are true and correct as of the date of this Agreement.  Subject to delivery by the Partnership of the Officer’s Certificate contemplated by Section 6.02(c), the Partnership represents and warrants to the Purchasers as of the Closing Date that (a) the following representations and warranties that are qualified by materiality or Partnership Material Adverse Effect are true and correct as of such date and (b) all other representations and warranties are true and correct in all material respects as of such date.

SECTION 3.01                                      Existence.  The General Partner and each of the Partnership Entities has been duly formed and is validly existing and in good standing under the laws of the State or other jurisdiction of its organization and has the requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own, lease, use or operate its Properties and carry on its business as now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not be reasonably likely to have a Partnership Material Adverse Effect.  The General Partner and each of the Partnership Entities is duly qualified or licensed and in good standing as a foreign corporation, limited partnership, limited liability company or unlimited liability company, as applicable, and is authorized to do business in each jurisdiction in which the ownership or leasing of its Properties or the character of its operations makes such qualification necessary, except where the failure to obtain such qualification, license, authorization or good standing would not be reasonably likely to have a Partnership Material Adverse Effect.

SECTION 3.02                                      Capitalization.

(a)                                 The Purchased Units shall have those rights, preferences, privileges and restrictions governing the Common Units as reflected in the Partnership Agreement.

(b)                                 The General Partner is the sole general partner of the Partnership and owns a 0.1% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of any Liens, except for such Liens as may be imposed pursuant to the Credit Agreement.

(c)                                  As of November 4, 2013, the issued and outstanding limited partner interests of the Partnership consist of 66,650,735 Common Units, 5,919,346 Subordinated Units, and the Incentive Distribution Rights.  All of the outstanding limited partner interests have been duly authorized and validly issued in accordance with applicable Law and the Partnership Agreement and are fully paid (to the extent required under applicable Law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(d)                                 Except as have been granted under the LTIP or the Partnership Agreement, no options, warrants, preemptive rights or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, securities or ownership interests in the Partnership are outstanding on the date of this Agreement and there are no outstanding obligations of the Partnership to repurchase, redeem or otherwise acquire ownership interests in the Partnership.

(e)                                  The Partnership’s currently outstanding Common Units are registered pursuant to Section 12(b) of the Exchange Act are quoted on the NYSE, and the Partnership has taken no action designed to terminate the registration of the Common Units under the Exchange Act nor has the Partnership received any notification that the SEC is contemplating terminating such registration. The Partnership has not, in the 12 months preceding the date hereof, received written notice from the NYSE to the effect that the Partnership is not in compliance with the listing or maintenance requirements of the NYSE.  The Partnership is, and has no reason to believe that it will not continue to be, in compliance in all material respects with the listing and maintenance requirements for continued trading of the Common Units on the NYSE.

SECTION 3.03                                      Subsidiaries.  All of the issued and outstanding equity interests of each of the Partnership’s Subsidiaries are owned, directly or indirectly, by the Partnership free and clear of any Liens (except for such restrictions as may exist under applicable Law and except for such Liens as may be imposed pursuant to the Credit Agreement), and all such ownership interests have been duly authorized, validly issued and are fully paid (to the extent required by applicable Law and the organizational documents of such Subsidiaries) and non-assessable (except as nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable, or the organizational documents of such Subsidiaries).

SECTION 3.04                                      SEC Documents.  The Partnership has filed with the SEC all reports, schedules and statements required to be filed by it under the Exchange Act on a timely basis since October 1, 2012 (all such documents, collectively, the “SEC Documents”). The SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed, (i) complied as to form in all material respects with applicable requirements of the Exchange Act and the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and (iii) fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of the Partnership as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.  A true and correct copy of the Partnership Agreement has been filed with the SEC as an exhibit to an SEC Document.

SECTION 3.05                                      Independent Accountants.

(a)                                 Grant Thornton LLP, who certified (i) the audited consolidated financial statements of the Partnership and subsidiaries as of March 31, 2013 and 2012 and for the years ended March 31, 2013 and March 31, 2012 and the six-month period ended March 31, 2011 and (ii) the audited consolidated financial statements of NGL Supply, Inc. for the six-month period ended September 30, 2010, are independent public accountants as required by the Securities Act, the rules and regulations of the SEC thereunder (the “Securities Act Regulations”) and the standards of the Public Company Accounting Oversight Board.

(b)                                 Grant Thornton LLP, who issued an unqualified audit report on the consolidated financial statements of High Sierra Energy GP, LLC and subsidiaries as of December 31, 2011 and for the three years in the period then ended, are independent public accountants as required by the Securities Act, the Securities Act Regulations and the standards of the American Institute of Certified Public Accountants (the “AICPA”).

(c)                                  Graham Shepherd, PC, who issued an unqualified audit report on the combined financial statements of Osterman Associated Companies contributed to the Partnership as of September 30, 2011 and 2010 and for each of the three years in the period ended September 30, 2011, are independent public accountants as required by the Securities Act, the Securities Act Regulations and the standards of the AICPA.

(d)                                 BDO USA, LLP, who issued an unqualified audit report on the combined financial statements of SemStream, L.P. Non-Residential Division as of December 31, 2010 and for each of the three years in the period ended December 31, 2010, are independent public accountants as required by the Securities Act, the Securities Act Regulations and the standards of the AICPA.  (v) EKS&H, LLP, who issued an unqualified audit report on the combined financial statements of Pecos Gathering and Marketing, L.L.C., Transwest Leasing, LLC, Black Hawk Gathering, L.L.C., Midstream Operations, LLC, Toro Operating Company, Inc. and Striker Oilfield Services, LLC as of September 30, 2012 and for the nine months ended September 30, 2012 and 2011, are independent public accountants as required by the Securities Act, the Securities Act Regulations and the standards of the AICPA.

(e)                                  Roloff, Hnatek & Co., L.L.P., who issued an unqualified audit report on the financial statements of Third Coast Towing, LLC as of December 31, 2011 and for the two years then ended, are independent public accountants as required by the Securities Act, the Securities Act Regulations and the standards of the AICPA.

SECTION 3.06                                      Internal Accounting Controls.  The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Partnership is not aware of any failures of such internal accounting controls.

SECTION 3.07                                      Litigation.  There are no legal or governmental proceedings pending to which any Partnership Entity is a party or to which any of their Properties is subject that would reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect or which challenges the validity of any of the Transaction Agreements or the right of the Partnership to enter into the Transaction Agreements or to consummate the transactions contemplated thereby and, to the knowledge of the Partnership, no such proceedings are threatened by Governmental Authorities or others.

SECTION 3.08                                      No Material Adverse Change.  Since March 31, 2013, except as disclosed in the SEC Documents, the Partnership Entities, considered as a single enterprise, have conducted their business in the ordinary course, consistent with past practice, and there has been no (i) Partnership Material Adverse Effect or any change, effect, event or development that individually or in the aggregate has had or could reasonably be expected to have a Partnership Material Adverse Effect, (ii) acquisition or disposition of any material asset by any of the Partnership Entities or any contract or arrangement therefor, otherwise than for fair value in the ordinary course of business, (iii) material change in the Partnership’s accounting principles, practices or methods or (iv) incurrence of material indebtedness.

SECTION 3.09                                      No Conflicts.  None of (i) the offering, issuance and sale by the Partnership of the Purchased Units and the application of the proceeds therefrom, (ii) the execution, delivery and performance of the Transaction Agreements by the Partnership and (iii) the consummation of the transactions contemplated hereby, (a) requires any consent, approval or notice under, or constitutes or will constitute a violation or breach of, the Partnership Agreement or the limited liability company agreement of the General Partner currently in effect, (b) constitutes or will constitute a violation or breach of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default or give rise to any right of termination, cancellation or acceleration) under, any note, bond, mortgage, lease, loan or credit agreement or other instrument, obligation or agreement to which any of the Partnership Entities is a party or by which any of them or any of their respective Properties may be bound, (c) violates or will violate any provision of any Law or any order, judgment or decree of any court or Governmental Authority having jurisdiction over any of the Partnership Entities or their Properties or (d) results or will result in the creation or imposition of any Lien upon any Properties of any of the

Partnership Entities, except in the cases of clauses (b), (c) and (d) where such violation, breach, default or Lien, would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect.

SECTION 3.10                                      Authority.  The Partnership has all necessary limited partnership power and authority to execute, deliver and perform its obligations under the Transaction Agreements and to consummate the transactions contemplated thereby; the execution, delivery and performance by the Partnership of the Transaction Agreements and the consummation of the transactions contemplated thereby have been duly authorized by all necessary action on its part; and, assuming the due authorization, execution and delivery by the other parties thereto, the Transaction Agreements will constitute the legal, valid and binding obligations of such Partnership, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.

SECTION 3.11                                      Approvals.  Except as required by the SEC in connection with the Partnership’s obligations under the Registration Rights Agreement, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by Partnership of the Transaction Agreements or the issuance and sale of the Purchased Units, except (i) as may be required under the state securities or “Blue Sky” Laws, or (ii) where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect.

SECTION 3.12                                      Compliance with Law.  None of the Partnership Entities is in violation of any Law applicable to such Partnership Entity, except as would not, individually or in the aggregate, have a Partnership Material Adverse Effect.  The Partnership Entities each possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, have a Partnership Material Adverse Effect, and none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where such potential revocation or modification would not, individually or in the aggregate, have a Partnership Material Adverse Effect.

SECTION 3.13                                      Valid Issuance.  The offer and sale of the Purchased Units and the limited partner interests represented thereby have been duly authorized by the Partnership pursuant to the Partnership Agreement and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required by applicable Law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and will be free of any and all Liens and restrictions on transfer, other than restrictions on transfer under the Partnership Agreement and under applicable state and federal securities Laws.

SECTION 3.14                                      No Preemptive Rights.  The holders of outstanding Common Units are not entitled to preemptive rights to subscribe for any of the Common Units to be issued and sold to the Purchasers pursuant to this Agreement.

SECTION 3.15                                      MLP Status.  The Partnership is properly treated as a partnership for United States federal income tax purposes and has, for each taxable year beginning after December 31, 2010 during which the Partnership was in existence, met the gross income requirements of Section 7704(c)(2) of the Internal Revenue Code.

SECTION 3.16                                      Investment Company Status.  The Partnership is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 3.17                                      No Registration Required. Assuming the accuracy of the representations and warranties of the Purchasers contained in this Agreement, the sale and issuance of the Purchased Units pursuant to this Agreement is exempt from the registration requirements of the Securities Act, and neither the Partnership nor, to the Partnership’s knowledge, any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.  The issuance and sale of the Purchased Units does not contravene the rules and regulations of the NYSE.

SECTION 3.18                                      No Integration.  Neither the Partnership nor any of its Affiliates has, directly or indirectly through any agent, made any offers or sales of any security of the Partnership or solicited any offers to buy any security that is or will be integrated with the sale of the Purchased Units in a manner that would require such registration under the Securities Act.

SECTION 3.19                                      Certain Fees.  Other than fees payable to UBS Securities LLC for its service as placement agent, no fees or commissions are or will be payable by the Partnership to brokers, finders or investment bankers with respect to the sale of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

SECTION 3.20                                      No Side Agreements.  Other than the Transaction Agreements, there are no other agreements by, among or between the Partnership or its Affiliates, on the one hand, and any of the Purchasers or their Affiliates, on the other hand, with respect to the transactions contemplated hereby nor promises or inducements for future transactions between or among any of such parties.

SECTION 3.21                                      Form S-3 Eligibility.  The Partnership is eligible to register the resale of the Purchased Units by the Purchasers on a registration statement on Form S-3 under the Securities Act..

SECTION 3.22                                      Absence of Price Manipulation.  The Partnership has not taken and will not take any action that violates applicable law and is designed to, or would reasonably be expected to, cause or result in the stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Purchased Units.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

Each Purchaser, severally and not jointly, represents and warrants to the Partnership with respect to itself (and not with respect to any other Purchaser) as follows:

SECTION 4.01                                      Valid Existence.  Such Purchaser (i) is duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and (ii) has the requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its Properties and carry on its business as its business is now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not reasonably be expected to have a Purchaser Material Adverse Effect.

SECTION 4.02                                      No Consents; Violations, Etc.  The execution, delivery and performance of the Transaction Agreements by such Purchaser and the consummation of the transactions contemplated thereby will not (a) require any consent, approval or notice under, or constitute a violation or breach of, the organizational documents of such Purchaser, (b) constitute a violation or breach of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default or give rise to any right of termination, cancellation or acceleration) under, any note, bond, mortgage, lease, loan or credit agreement or other material instrument, obligation or agreement to which such Purchaser is a party or by which such Purchaser or any of its Properties may be bound, (c) violate any provision of any Law or any order, judgment or decree of any court or Governmental Authority having jurisdiction over such Purchaser or its Properties, except in the cases of clauses (b) and (c) where such violation, breach or default, would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect.

SECTION 4.03                                      Investment.  The Purchased Units are being acquired for such Purchaser’s own account, or the accounts of clients for whom such Purchaser exercises discretionary investment authority, not as a nominee or agent, and with no present intention of distributing the Purchased Units or any part thereof, and such Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same, in any transaction in violation of the securities Laws of the United States of America or any state, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Purchased Units under a registration statement under the Securities Act and applicable state securities laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144 promulgated thereunder). If such Purchaser should in the future decide to dispose of any of the Purchased Units, such Purchaser understands and agrees that it may do so only (i) in compliance with the Securities Act and applicable state securities law, as then in effect, or (ii) in the manner contemplated by any registration statement pursuant to which such securities are being offered.

SECTION 4.04                                      Nature of Purchaser.  Such Purchaser represents and warrants to, and covenants and agrees with, the Partnership that, (a) it is an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and a “qualified institutional buyer” as defined in Rule 144A under the Securities Act, (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Units, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment and (c) it is acquiring the Purchased Units purchased by it only for its own account and not for the account of others, for investment purposes and not on behalf of any other account or Person or with a view to, or for offer or sale in connection with, any distribution thereof.  Such Purchaser is not an entity formed for the specific purpose of acquiring the Purchased Units.

SECTION 4.05                                      Receipt of Information.  Such Purchaser acknowledges that it (a) has access to the SEC Documents, (b) has been provided a reasonable opportunity to ask questions of and receive answers from Representatives of the Partnership regarding such matters and (c) has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Purchased Units.

SECTION 4.06                                      Restricted Securities.  Such Purchaser understands that the Purchased Units it is purchasing are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Partnership in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Purchaser represents that it is knowledgeable with respect to Rule 144 of the SEC promulgated under the Securities Act.

SECTION 4.07                                      Certain Fees.  No fees or commissions will be payable by such Purchaser to brokers, finders, or investment bankers with respect to the sale of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

SECTION 4.08                                      Domestic Jurisdiction.  Each Purchaser is a resident of the jurisdiction specified in its address for notices set forth on Schedule A hereto.

SECTION 4.09                                      Legend.  It is understood that the certificates evidencing the Purchased Units will bear the following legend:

“These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction. These securities may not be sold or offered for sale, pledged or hypothecated except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration thereunder, in each case in accordance with all applicable securities laws of the states or other jurisdictions, and in the case of a transaction exempt from registration, such securities may only be transferred if the transfer agent for such securities has received documentation satisfactory to it that such transaction does not require registration under the Securities Act.”

SECTION 4.10                                      Reliance on Exemptions.  Each Purchaser understands that the Purchased Units are being offered and sold to such Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Partnership is relying upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Purchased Units.

SECTION 4.11                                      Authority.  Such Purchaser has all necessary power and authority to execute, deliver and perform its obligations under the Transaction Agreements to which such Purchaser is a Party and to consummate the transactions contemplated thereby; the execution, delivery and performance by such Purchaser of the Transaction Agreements and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary action on its part; and, assuming the due authorization, execution and delivery by the other parties thereto, the Transaction Agreements to which it is a party constitute the legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.

SECTION 4.12                                      No Side Agreements.  Other than the Transaction Agreements, there are no other agreements by, among or between such Purchaser or any of its Affiliates, on the one hand, and the Partnership or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby.

ARTICLE V
COVENANTS

SECTION 5.01                                      Taking of Necessary Action.  Each of the Parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, the Partnership and each Purchaser shall use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the Purchasers or the Partnership, as the case may be, advisable for the consummation of the transactions contemplated by the Transaction Agreements.

SECTION 5.02                                      Return of Proceeds.  If the Acquisition is not consummated within two Business Days after the Anticipated Closing Date, or if any of the conditions set forth in Section 6.01 have not been satisfied or waived, and any Purchaser has paid its Aggregate Purchase Price into the Partnership Bank Account in advance of the Closing, then on or prior to the third Business Day after the Anticipated Closing Date (or if the Partnership receives a written request by any such Purchaser on or before 1:00 pm Central time on the Anticipated Closing Date and the Acquisition is not consummated by 3:00 pm Central time on the Anticipated Closing Date, then not later than the close of business on the Anticipated Closing Date), the Partnership shall return such Aggregate Purchase Price, without interest, to such Purchaser.

SECTION 5.03                                      Disclosure; Public Filings.  The Partnership may, without prior written consent or notice, (i) file the Transaction Agreements as exhibits to Exchange Act reports and (ii) disclose such information with respect to any Purchaser as required by applicable Law or the rules or regulations of the NYSE or other exchange on which securities of the Partnership are listed or traded. The Partnership shall, on or before the fourth Business Day following the date hereof, file one or more Current Reports on Form 8-K with the SEC (the “8-K Filing”) describing the terms of the transactions contemplated by the Transaction Agreements and including as exhibits to such 8-K Filing, the Transaction Agreements in the form required by the Exchange Act.

SECTION 5.04                                      NYSE Listing Application.  The Partnership shall, not later than immediately prior to the Closing, file a supplemental listing application with the NYSE to list the Purchased Units and will otherwise use its reasonable commercial efforts to list the Purchased Units on the NYSE and maintain such listing.

SECTION 5.05                                      Purchaser Lock-Up.  Without the prior written consent of the Partnership, each Purchaser agrees that from and after the Closing until the earlier to occur of (a) the end of the 90th day after the Closing Date or (b) the time when the shelf registration statement (registering resales of the Purchased Units) contemplated by the Registration Rights Agreement becomes effective, neither such Purchaser nor any of its Affiliates will offer, sell, pledge or otherwise transfer or dispose of any of its Purchased Units or enter into any transaction or device designed to do the same; provided, however, that each Purchaser may transfer its Purchased Units to an Affiliate of such Purchaser or to any other Purchaser or an Affiliate of such other Purchaser, provided that such Affiliate agrees to the restrictions in this Section 5.05.

SECTION 5.06                                      Subsequent Offerings.  Without the prior written consent of the holders of a majority of all the Common Units issued and sold to the Purchasers pursuant to this Agreement, during the period from and after the date of this Agreement until the end of the 45th day after the Closing Date, the Partnership shall not grant, issue or sell any Common Units or any securities convertible into or exchangeable or exercisable for Common Units, or take any other action that may result in the issuance of any of the foregoing; provided, however, that the Partnership may issue Common Units or any securities convertible or exchangeable into Common Units as payment of any part of the purchase price for businesses that are acquired by the Partnership or its Subsidiaries (provided that any recipient of such Common Units must agree in writing to be bound by the terms of this Section 5.06 for the remaining term of such 45-day period); provided, further that no such consent shall be required in respect of the issuance of Common Units pursuant to the LTIP or upon the exercise of options to purchase Common Units granted pursuant to the LTIP or with respect to the issuance of Common Units upon the vesting of phantom or restricted units granted pursuant to the LTIP.

SECTION 5.07                                      Certain Special Allocations of Book and Taxable Income.  To the extent that the Per Unit Price differs from the Per Unit Capital Amount as of the Closing Date for a then Outstanding Common Unit after taking into account the issuance of the Purchased Units, the General Partner intends to specially allocate Partnership items of book and taxable income, gain, loss or deduction to the Purchasers so that the Per Unit Capital Amount with respect to their Purchased Units are equal to the Per Unit Capital Amounts with respect to other Common Units (and thus to assure fungibility of all Common Units). Such special allocations will occur upon the earlier to occur of any taxable period of the Partnership ending upon, or after, (a) an event described in Section 5.5(d) of the Partnership Agreement or a sale of all or substantially all of the assets of the Partnership occurring after the date of the issuance of the Purchased Units, or (b) the transfer of the Purchased Units to a Person that is not an Affiliate of the Purchaser, in which case, such allocation shall be made only with respect to the Purchased Units so transferred. To the maximum extent permissible under the Partnership Agreement or under applicable law, including under the Treasury Regulations issued under Section 704(b) of the Internal Revenue Code, the special allocations resulting from clause (a) will be made through allocations of Unrealized Gain.

SECTION 5.08                                      Partnership Fees.  The Partnership agrees that it will indemnify and hold harmless each Purchaser from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Partnership in connection with the sale of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

SECTION 5.09                                      Purchaser Fees.  Each Purchaser agrees, severally and not jointly, that it will indemnify and hold harmless the General Partner and the Partnership Entities from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by such Purchaser in connection with the purchase of the Purchased Units or the consummation of the transactions contemplated by this Agreement. Agreement.

SECTION 5.10                                      Use of Proceeds.  The Partnership will use the net proceeds from the sale of Common Units under this Agreement to pay for a portion of the purchase price for the Acquisition, to repay indebtedness incurred in connection therewith, or for other general partnership purposes.

ARTICLE VI
CLOSING CONDITIONS

SECTION 6.01                                      Conditions to the Closing.

(a)                                 Mutual Conditions.  The respective obligation of each Party to consummate the purchase and issuance and sale of the Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(i)                                     no Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal;

(ii)                                  there shall not be pending any Action by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement; and

(iii)                               the Purchased Units shall have been approved for listing on the NYSE, subject to notice of issuance.

(b)                                 Each Purchaser’s Conditions.  The respective obligation of each Purchaser to consummate the purchase of its Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Purchaser only on behalf of itself in writing, in whole or in part):

(i)                                     the Partnership shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Partnership on or prior to the Closing Date;

(ii)                                  the representations and warranties of the Partnership contained in this Agreement that are qualified by materiality or Partnership Material Adverse Effect shall be true and correct when made and as of the Closing Date and all other representations and warranties of the Partnership shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only);

(iii)                               the NYSE shall have authorized, upon official notice of issuance, the listing of the Purchased Units and no notice of delisting from the NYSE shall have been received by the Partnership with respect to the Common Units;

(iv)                              the Partnership shall have (or shall have concurrently with the Closing) consummated the Acquisition on substantially the terms set forth in the Acquisition Agreement, with only such modifications or waivers as the General Partner reasonably determines do not materially adversely affect the Purchasers in their capacity as unitholders following the Closing; and

(v)                                 the Partnership shall have delivered, or caused to be delivered, to the Purchasers at the Closing, the Partnership’s closing deliveries described in Section 6.02.

(c)                                  The Partnership’s Conditions.  The obligation of the Partnership to consummate the sale of the Purchased Units to each of the Purchasers shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions with respect to each Purchaser individually and not the Purchasers jointly (any or all of which may be waived by the Partnership in writing, in whole or in part, to the extent permitted by applicable Law):

(i)                                     each Purchaser shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by that Purchaser on or prior to the Closing Date;

(ii)                                  the representations and warranties of each Purchaser contained in this Agreement that are qualified by materiality or Purchaser Material Adverse Effect shall be true and correct when made and as of the Closing Date and all other representations and warranties of such Purchaser shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only); and

(iii)                               each Purchaser shall have delivered, or caused to be delivered, to the Partnership at the Closing, such Purchaser’s closing deliveries described in Section 6.03.

SECTION 6.02                                      Partnership Deliveries.  At the Closing, subject to the terms and conditions of this Agreement, the Partnership will deliver, or cause to be delivered, to each Purchaser:

(a)                                 evidence of issuance of a certificate evidencing the Purchased Units or the Purchased Units credited to book-entry accounts maintained by the transfer agent, as the case may be, bearing the legend or restrictive notation set forth in Section 4.09, and meeting the requirements of the Partnership Agreement, free and clear of any Liens, other than transfer restrictions under the Partnership Agreement and applicable federal and state securities laws;

(b)                                 a certificate of the Secretary of State of Delaware, dated a recent date, to the effect that each of the General Partner and the Partnership is in good standing;

(c)                                  an Officer’s Certificate substantially in the form attached to this Agreement as Exhibit B;

(d)                                 an opinion addressed to the Purchasers from Andrews Kurth LLP, special counsel to the Partnership dated the Closing Date, substantially similar in substance to the form of opinion attached to this Agreement as Exhibit D;

(e)                                  the Registration Rights Agreement in substantially the form attached to this Agreement as Exhibit A, which shall have been duly executed by the Partnership; and

(f)                                   a certificate of the Secretary or Assistant Secretary of the General Partner, on behalf of the Partnership, certifying as to (i) the certificate of formation of the General Partner, the limited liability company agreement of the General Partner, the certificate of limited partnership of the Partnership, and the Partnership Agreement, (ii) board resolutions authorizing the execution and delivery of the Transaction Agreements and the consummation of the transactions contemplated thereby and (iii) the incumbent officers authorized to execute the Transaction Agreements, setting forth the name and title and bearing the signatures of such officers.

(g)                                  a cross receipt, dated the Closing Date, executed by the Partnership confirming that the Partnership has received such Purchaser’s Aggregate Purchase Price.

SECTION 6.03                                      Purchaser Deliveries.  At or prior to the Closing, subject to the terms and conditions of this Agreement, each Purchaser will deliver, or cause to be delivered to the Partnership:

(a)                                 payment to the Partnership, by wire transfer(s) of immediately available funds to the Partnership Bank Account, of such Purchaser’s Aggregate Purchase Price (provided, however that such payment shall be made on the morning of the Closing Date and must be received in the Partnership Bank Account prior 10:00 a.m. Central Time on the Closing Date);

(b)                                 the Registration Rights Agreement in substantially the form attached to this Agreement as Exhibit A, which shall have been duly executed by such Purchaser;

(c)                                  an officer’s certificate substantially in the form attached to this Agreement as Exhibit C;

(d)                                 a completed Internal Revenue Service Form W-9; and

(e)                                  a cross receipt, dated the Closing Date, executed by such Purchaser confirming that such Purchaser has received the Common Units being purchased by such Purchaser pursuant hereto.

ARTICLE VII
INDEMNIFICATION, COSTS AND EXPENSES

SECTION 7.01                                      Indemnification by the Partnership.  The Partnership agrees to indemnify each Purchaser and its Representatives (collectively, “Purchaser Related Parties”) (a) from costs, losses, liabilities, damages, or expenses, and (b) hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Partnership contained herein, and in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them, provided that such claim for indemnification relating to a breach of the representations or warranties is made prior to the expiration of such representations or warranties to the extent applicable; and provided further, that no Purchaser Related Party shall be entitled to recover special, consequential (including lost profits) or punitive damages under this Section 7.01.

SECTION 7.02                                      Indemnification by Purchasers.  Each Purchaser agrees, severally and not jointly, to indemnify the Partnership, the General Partner and their respective Representatives (collectively, “Partnership Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation, or inquiries), demands and causes of action and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of such Purchaser contained herein; provided that such claim for indemnification relating to a breach of a representation or warranty is made prior to the expiration of such representation or warranty; and provided further, that no Partnership Related Party shall be entitled to recover special, consequential (including lost profits) or punitive damages; provided further, that absent fraud, bad faith, gross negligence or willful misconduct on the part of a Purchaser, in no event will such Purchaser be liable under this Section 7.02 for any amount in excess of its Aggregate Purchase Price.

SECTION 7.03                                      Indemnification Procedure.  Promptly after any Partnership Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third party, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from those available to the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, involves no admission of wrongdoing or malfeasance by, and includes a complete release from liability of, the Indemnified Party.

ARTICLE VIII
MISCELLANEOUS

SECTION 8.01                                      Interpretation.  Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever a party has an obligation under the Transaction Agreements, the expense of complying with such obligation shall be an expense of such party unless otherwise specified therein. Whenever any determination, consent or approval is to be made or given by a Purchaser under the Transaction Agreements, such action shall be in such Purchaser’s sole discretion, unless otherwise specified therein. If any provision in the Transaction Agreements is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Transaction Agreements shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Transaction Agreements, and the remaining provisions shall remain in full force and effect. The Transaction Agreements have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

SECTION 8.02                                      Survival of Provisions.  The representations and warranties set forth in Sections 3.01, 3.02, 3.10, 3.13, 3.17, 3.19, 4.01, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10 and 4.11 of this Agreement shall survive the execution and delivery of this Agreement indefinitely, and the other representations and warranties set forth in this Agreement shall survive for a period of 12 months following the Closing Date regardless of any investigation made by or on behalf of the Partnership or any Purchaser. The covenants made in this Agreement or any other Transaction Agreement shall survive the Closing and remain operative and in full force and effect regardless of acceptance of any of the Purchased Units and payment therefor and repayment, conversion or repurchase thereof. All indemnification obligations of the Partnership and the Purchasers pursuant to this Agreement shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the Parties, regardless of any purported general termination of this Agreement.

SECTION 8.03                                      No Waiver; Modifications in Writing.

(a)                                 Delay.  No failure or delay on the part of any Party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at Law or in equity or otherwise.

(b)                                 Specific Waiver; Amendment.  Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement shall be effective, unless signed by each of Parties or each of the original signatories thereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by the Partnership from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Partnership in any case shall entitle the Partnership to any other or further notice or demand in similar or other circumstances.

SECTION 8.04                                      Binding Effect; Assignment.

(a)                                 Binding Effect.  This Agreement shall be binding upon the Partnership, each Purchaser and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Parties to this Agreement and as provided in Article VII, and their respective successors and permitted assigns.

(b)                                 Assignment of Rights.  All or any portion of the rights and obligations of any Purchaser under this Agreement may be transferred by such Purchaser to any Affiliate of such Purchaser without the consent of the Partnership by delivery of an agreement to be bound and a revised Schedule A. No portion of the rights and obligations of any Purchaser under this Agreement may be transferred by such Purchaser to a non-Affiliate without the written consent of the Partnership (which consent shall not be unreasonably withheld by the Partnership).

SECTION 8.05                                      Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery, electronic mail or personal delivery to the following addresses:

(a)                                 If to any Purchaser:

To such Purchaser’s address listed on Schedule 8.05 hereof or such other address as such Purchaser shall have specified by written notice to the Partnership.

(b)                                 If to the Partnership:

6120 S. Yale Avenue, Suite 805

Tulsa, OK 74136

Attention: H. Michael Krimbill

Facsimile: 918-492-0990

Email: michael.krimbill@nglep.com

With a copy to (which shall not constitute notice):

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, TX 77002

Attention: G. Michael O’Leary

Facsimile: 713-220-4285

Email: moleary@andrewskurth.com

or to such other address as the Partnership or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; at the time of transmittal, if sent via electronic mail; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

SECTION 8.06                                      Removal of Legend.  The Partnership, at its sole cost, shall remove the legend described in in Section 4.09 (or instruct its transfer agent to so remove such legend) from the certificates evidencing Common Units issued and sold to each Purchaser pursuant to this Agreement if (i) a registration statement under the Securities Act permitting the public resale of such Common Units has become effective under the Securities Act, (ii) such Common Units are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Partnership), or (iii) such Common Units are eligible for sale under Rule 144, without the requirement for the Partnership to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner-of-sale restrictions.  Each Purchaser agrees to provide the Partnership, its counsel and/or the transfer agent with evidence reasonably requested by it in order to cause the removal of the legend described in in Section 4.09, including without limitation an Instruction and Representation Letter in substantially the form attached to this Agreement as Exhibit E (an “Instruction and Representation Letter”).  Any fees (with respect to the transfer agent, Partnership counsel or otherwise) associated with the issuance of any legal opinion required by the Partnership’s transfer agent or the removal of such legend shall be borne by the Partnership.  If a legend is no longer required pursuant to the foregoing, the Partnership will no later than three (3) Business Days following the delivery by a Purchaser to the Partnership or the transfer agent (with notice to the Partnership) of a legended certificate or instrument representing Common Units (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and an Instruction and Representation Letter, deliver or cause to be delivered to such Purchaser a certificate or instrument (as the case may be) representing such Common Units that is free from all restrictive legends.  Certificates for Common Units free from all restrictive legends may be transmitted by the transfer agent to the Purchasers by crediting the account of the Purchaser’s prime broker with DTC as directed by such Purchaser.

SECTION 8.07                                      Entire Agreement.  This Agreement and the other Transaction Agreements are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto and thereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein, with respect to the rights granted by the Partnership or a Purchaser set forth herein and therein. This Agreement and the other Transaction Agreements supersede all prior agreements and understandings between the Parties with respect to such subject matter. The Schedules and Exhibits referred to herein and attached hereto are incorporated herein by this reference, and unless the context expressly requires otherwise, are incorporated in the definition of “Agreement.”

SECTION 8.08                                      Governing Law.  This Agreement will be construed in accordance with and governed by the Laws of the State of New York.

SECTION 8.09                                      Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, including facsimile or .pdf format counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

SECTION 8.10                                      Termination.

(a)                                 Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time at or prior to the Closing by the mutual written consent of the Purchasers entitled to purchase a majority of the Purchased Units and the Partnership.

(b)                                 Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing:

(i)                                     if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction which permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal; or

(ii)                                  if the Closing shall not have occurred on or before March 31, 2014.

(c)                                  In the event of the termination of this Agreement as provided in Section 8.10(a) or Section 8.10(b), this Agreement shall forthwith become null and void.  In the event of such termination, there shall be no liability on the part of any party hereto, except with respect to the requirement to comply with any confidentiality agreement in favor of the Partnership; provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.

SECTION 8.11                                      Recapitalization, Exchanges, Etc.  The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of the Partnership or any successor or assign of the Partnership (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Purchased Units, and shall be appropriately adjusted for combinations, unit splits, recapitalizations and the like occurring after the date of this Agreement.

(Signature Page Follows)

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

NGL ENERGY PARTNERS LP

By:	NGL Energy Holdings LLC,
its General Partner

By:	/s/ H. Michael Krimbill
Name:	H. Michael Krimbill
Title:	Chief Executive Officer

Signature Page to

Common Unit Purchase Agreement

CLEARBRIDGE ENERGY MLP TOTAL RETURN FUND INC.
CLEARBRIDGE ENERGY MLP OPPORTUNITY FUND INC.

By:	ClearBridge Investments, LLC,
as the Discretionary Investment Adviser

By:	/s/ Terrence Murphy
Name:	Terrence Murphy
Title:	CEO

Signature Page to

Common Unit Purchase Agreement

OPPENHEIMER STEELPATH MLP ALPHA FUND

By:	/s/ Brian Watson
Name:	Brian Watson
Title:	Portfolio Manager

OPPENHEIMER STEELPATH MLP ALPHA PLUS FUND

By:	/s/ Brian Watson
Name:	Brian Watson
Title:	Portfolio Manager

OPPENHEIMER STEELPATH MLP INCOME FUND

By:	/s/ Brian Watson
Name:	Brian Watson
Title:	Portfolio Manager

AIC/CORNERSTONE ADVISORS INCOME OPPORTUNITIES FUND-STEELPATH-209780

By:	/s/ Brian Watson
Name:	Brian Watson
Title:	Portfolio Manager

Signature Page to

Common Unit Purchase Agreement

OPPENHEIMER STEELPATH MLP SELECT 40 FUND

By:	/s/ Brian Watson
Name:	Brian Watson
Title:	Portfolio Manager

OPPENHEIMER STEELPATH MLP MASTER FUND

By:	/s/ Brian Watson
Name:	Brian Watson
Title:	Portfolio Manager

Signature Page to
Common Unit Purchase Agreement

AT MLP FUND, LLC

By:	/s/ Paul McPheeters
Name:	Paul McPheeters
Title:	Managing Director

Signature Page to
Common Unit Purchase Agreement

EAGLE INCOME APPRECIATION PARTNERS, L.P.

By:	Eagle Income Appreciation GP, LLC,
its General Partner

By:	Eagle Global Advisors, LLC,
its Managing Member

By:	/s/ P. David Chiaro
Name:	P. David Chiaro
Title:	Partner

EAGLE INCOME APPRECIATION II, L.P.

By:	Eagle Income Appreciation GP, LLC,
its General Partner

By:	Eagle Global Advisors, LLC,
its Managing Member

By:	/s/ P. David Chiaro
Name:	P. David Chiaro
Title:	Partner

Signature Page to
Common Unit Purchase Agreement

SALIENT MLP FUND, L.P.
OHIO POLICE AND FIRE PENSION FUND
COMMONWEALTH OF PENNSYLVANIA PUBLIC SCHOOL EMPLOYEES’ RETIREMENT SYSTEM
SALIENT MLP & ENERGY INFRASTRUCTURE FUND
SALIENT MIDSTREAM & MLP FUND
SALIENT MLP & ENERGY INFRASTRUCTURE FUND II
SALIENT MLP TOTAL RETURN FUND, L.P.

By: Salient Capital Advisors LLC

By:	/s/ Gregory A. Reid
Name:	Gregory A. Reid
Title:	Managing Director

Signature Page to
Common Unit Purchase Agreement

HARVEST MLP INCOME FUND LLC

By:	/s/ Anthony Merhige
Name:	Anthony Merhige
Title:	Officer

HARVEST MLP INCOME FUND III LLC

By:	/s/ Anthony Merhige
Name:	Anthony Merhige
Title:	Officer

HARVEST ENERGY FUND LLC

By:	/s/ Anthony Merhige
Name:	Anthony Merhige
Title:	Officer

Signature Page to
Common Unit Purchase Agreement

THE CUSHING MLP TOTAL RETURN FUND

By:	Cushing MLP Asset Management, LP, its investment adviser
By:	Swank Capital, LLC, its General Partner

By:	/s/ Jerry V. Swank
Name:	Jerry V. Swank
Title:	Managing Member

THE CUSHING MLP PREMIER FUND

By:	Cushing MLP Asset Management, LP, its investment adviser
By:	Swank Capital, LLC, its General Partner

By:	/s/ Jerry V. Swank
Name:	Jerry V. Swank
Title:	Managing Member

CUSHING SCS MLP FUND, LP

By:	Cushing MLP Asset Management, LP, its general partner
By:	Swank Capital, LLC, its General Partner

By:	/s/ Jerry V. Swank
Name:	Jerry V. Swank
Title:	Managing Member

TEACHER’S RETIREMENT SYSTEM OF OKLAHOMA

By:	Cushing MLP Asset Management, LP, its investment adviser
By:	Swank Capital, LLC, its General Partner

By:	/s/ Jerry V. Swank
Name:	Jerry V. Swank
Title:	Managing Member

CITY OF NEW HAVEN CITY EMPLOYEES RETIREMENT FUND

By:	Cushing MLP Asset Management, LP, its investment adviser

Signature Page to
Common Unit Purchase Agreement

By:	Swank Capital, LLC, its General Partner

By:	/s/ Jerry V. Swank
Name:	Jerry V. Swank
Title:	Managing Member

Signature Page to
Common Unit Purchase Agreement

COHEN & STEERS INFRASTRUCTURE FUND, INC.

By:	/s/ Benjamin Morton
Name:	Benjamin Morton
Title:	Vice President

COHEN & STEERS MLP INCOME AND ENERGY OPPORTUNITY FUND, INC.

By:	/s/ Benjamin Morton
Name:	Benjamin Morton
Title:	Vice President

Signature Page to
Common Unit Purchase Agreement

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Mary R. Linehan
Name:	Mary R. Linehan
Title:	Managing Director

Signature Page to
Common Unit Purchase Agreement